PROMISSORY NOTE TO FREZER INC.

FROM BIO-MATRIX SCIENTIFIC GROUP INC.

FOR VALUE RECEIVED, the undersigned promise to pay the order of Frezer Inc., the sum often thousand and no/ 100ths US Dollars ($I0,000), together with interest thereon at the rate of 10% per annum on the unpaid balance.

Said principal and interest shall be payable as follows:

1.   Principle is due one year from the date of execution of this document and is Payable US Dollars and / or securities acceptable to  Frezer's Board of Directors.

2.  Interest is due semi-annually from the date of the execution of this agreement and is payable in US Dollars and / or securities acceptable to Frezer's Board of Directors.

3.  This note may be called, extended or modified by approval of the Board of Directors of Frezer Inc., with thirty days (30 days) written notice to borrower.

4.  There is no pre-payment penalty should borrower decide to pay note off before the stated maturity date. Interest shall be calculated on a pro rata basis should note be paid off prior to maturity.

The undersigned may prepay this Note in whole or in part without penalty, In the event any payment due hereunder is not paid when due, the entire balance shall be immediately due and payable upon demand of the holder. Upon default* the undersigned shall pay all reasonable attorney fees and costs necessary for the collection of this Note.

This Note is executed to evidence an existing indebtedness due the payee from the undersigned on an open account balance as of this date, and this Note shall not be construed as a separate obligation,

Signed in agreement this 30th day of December 2005.

Bio-Matrix Scientific Group

(Borrower’s Name)

/s/David Koos, CEO